Exhibit 99.1

Tenaya Therapeutics Announces Rapid Resolution and Lifting of Clinical Hold for MyPEAK-1™ Phase 1b/2a Clinical Trial of TN-201 Gene Therapy

MyPEAK-1 Protocol Amendments Agreed Upon with FDA; Tenaya Implementing Changes with Sites

SOUTH SAN FRANCISCO, Calif., December 11, 2025 — Tenaya Therapeutics, Inc. (NASDAQ: TNYA), a clinical-stage biotechnology company with a mission to discover, develop and deliver potentially curative therapies that address the underlying causes of heart disease, today announced it has received official notification from the U.S. Food and Drug Administration (FDA) that the clinical hold on the MyPEAK-1™ Phase 1b/2a clinical trial of TN-201 has been removed. All concerns raised by the FDA related to the clinical hold have been addressed. TN-201 is being developed for the potential treatment of Myosin Binding Protein C3 (MYBPC3)-associated hypertrophic cardiomyopathy (HCM), a condition caused by insufficient levels of myosin-binding protein C (MyBP-C).

Tenaya is currently implementing amendments to the study protocol in collaboration with MyPEAK-1 clinical sites after which the company plans to resume dosing. The protocol changes standardize practices adopted in the trial to optimize patient monitoring and management of the immunosuppressive regimen. The immunosuppression regimen of prophylactic prednisone and sirolimus remains unchanged. The protocol amendment formalizes the company’s learnings from the timing and dosing of these agents, which enabled shorter durations and lower cumulative doses of these immunosuppressants between cohorts, despite the higher TN-201 dose. These findings, as well as data from Cohort 1 patients at ≥52-weeks of follow-up and available data for Cohort 2 patients at 12- and 26-weeks, were recently featured in a late-breaker presentation at the American Heart Association Scientific Sessions with a simultaneous publication in Cardiovascular Research.

To date, TN-201 has been generally well tolerated and the MyPEAK-1 data and safety monitoring board (DSMB) endorsed continued enrollment of the trial following a review of all available safety data this summer. There have been no new safety findings of concern since. The company does not expect the hold to impact data milestones or development timelines.

About the MyPEAK-1 Phase 1b/2a Clinical Trial

The MyPEAK-1 Phase 1b/2a clinical trial (Clinicaltrials.gov ID: NCT05836259) is a multi-center, open-label, dose-escalating (3E13 vg/kg and 6E13 vg/kg) study of symptomatic adults (up to 24) who have been diagnosed with MYBPC3-associated HCM. MyPEAK-1 is designed to assess the safety, tolerability and clinical efficacy of a one-time intravenous infusion of TN-201 gene replacement therapy. MyPEAK-1 has tested doses of 3E13 vg/kg and 6E13 vg/kg in two cohorts of three patients each and is enrolling additional MYBPC3-positive adults with either the nonobstructive or obstructive form of HCM in dose expansion cohorts.

To learn more about gene therapy for HCM and participation in the MyPEAK-1 study, please visit HCMStudies.com.

About MYBPC3-Associated Hypertrophic Cardiomyopathy

Variants in the Myosin Binding Protein C3 (MYBPC3) gene are the most common genetic cause of hypertrophic cardiomyopathy (HCM), accounting for approximately 20% of the overall HCM population, or 120,000 patients, in the United States alone. MYBPC3-associated HCM is a severe and progressive condition affecting adults, teens, children and infants. Mutations of the MYBPC3 gene result in insufficient expression of a protein, called MyBP-C, needed to regulate heart contraction. The heart becomes hypercontractile and the left ventricle thickens, resulting in symptoms such as chest pain, shortness of breath, palpitations and fainting. Patients whose disease is caused by MYBPC3 mutations are more likely than those with non-genetic forms of HCM to experience earlier disease onset and have high rates of serious outcomes, including heart failure symptoms, arrhythmias, stroke and sudden cardiac arrest or death. There are currently no approved therapeutics that address the underlying genetic cause of HCM.

About TN-201

TN-201 is an adeno-associated virus serotype 9 (AAV9)-based gene therapy designed address the underlying cause of MYBPC3-associated HCM by delivering a working MYBPC3 gene to heart muscle cells via a single intravenous infusion and thereby increasing insufficient MyBP-C protein levels with the aim of halting or even reversing disease after a single dose. The U.S. Food and Drug Administration has granted TN-201 Fast Track, Orphan Drug and Rare Pediatric Drug Designations. TN-201 has also received orphan medicinal product designation from the European Commission.

About Tenaya Therapeutics

Tenaya Therapeutics is a clinical-stage biotechnology company committed to a bold mission: to discover, develop and deliver potentially curative therapies that address the underlying drivers of heart disease. Tenaya’s pipeline includes clinical-stage candidates TN-201, a gene therapy for MYBPC3-associated hypertrophic cardiomyopathy (HCM) and TN-401, a gene therapy for PKP2-associated arrhythmogenic right ventricular cardiomyopathy (ARVC). Tenaya has employed a suite of integrated internal capabilities, including modality agnostic target validation, capsid engineering and manufacturing, to generate a portfolio of novel medicines based on genetic insights, including TN-301, a clinical-stage small molecule HDAC6 inhibitor for the potential treatment of heart failure and related cardio/muscular disease, and multiple early-stage programs in preclinical development aimed at the treatment of both rare genetic disorders and more prevalent heart conditions. For more information, visit www.tenayatherapeutics.com.

Forward Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Words such as “expect,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, among other things, Tenaya’s expectation that the clinical hold will not impact data milestones or development timelines. The forward-looking statements contained herein are based upon Tenaya’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. These forward-looking statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties, including but not limited to: Tenaya’s ability to successfully implement protocol changes for MyPEAK-1; the potential progress of MyPEAK-1; the potential failure of TN-201 to demonstrate safety and/or efficacy in clinical testing; the potential for any MyPEAK-1 clinical trial results to differ from preclinical, interim, preliminary or expected results; the potential for the FDA and/or other regulatory agencies to conclude at any time that TN-201 may not have an appropriate risk/benefit profile; Tenaya’s ability to enroll and maintain patients in MyPEAK-1; risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early stage company; Tenaya’s continuing compliance with applicable legal and regulatory requirements; Tenaya’s ability to raise any additional funding it will need to continue to pursue its product development plans; Tenaya’s reliance on third parties; Tenaya’s manufacturing, commercialization and marketing capabilities and strategy; the loss of key scientific or management personnel; competition in the industry in which Tenaya operates; Tenaya’s ability to obtain and maintain intellectual property protection for its product candidates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section titled “Risk Factors” in Tenaya’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025, and other documents that Tenaya files from time to time with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and Tenaya assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Tenaya Contacts

Michelle Corral

VP, Corporate Communications and Investor Relations

IR@tenayathera.com

Investors

Anne-Marie Fields

Precision AQ

annemarie.fields@precisionaq.com

Media

Wendy Ryan

Ten Bridge Communications

wendy@tenbridgecommunications.com